Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that this Statement on Schedule 13D with respect to the beneficial ownership of shares of Common Stock of SG Blocks, Inc. is filed jointly, on behalf of each of them.

Dated: December 29, 2017

Hillair Capital Investments L.P.

By:	/s/ Sean M. McAvoy
	Name:	Sean M. McAvoy
	Title:	Authorized Signatory

Hillair Capital Management LLC

By:	/s/ Sean M. McAvoy
	Name:	Sean M. McAvoy
	Title:	Authorized Signatory

/s/ Sean M. McAvoy
Sean M. McAvoy